UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2005

American Medical Alert Corp.
(Exact name of registrant as specified in its charter)

New York	333-54992	11-2571221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3265 Lawson Boulevard, Oceanside, New York	11572
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 536-5850

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 1.01. Entry into a Material Definitive Agreement.

On December 9, 2005, American Medical Corp. (the "Company"), through its indirect wholly owned subsidiary, Answer Connecticut Acquisition Corp., entered into an agreement to purchase the operating assets of Answer Connecticut, Inc., doing business as ACT Teleservices. The acquisition of these assets was completed on December 9, 2005. For a description of the material terms of the acquisition, See Item 2.01. Completion of Acquisition or Disposition of Assets, set forth below.

On December 9, 2005, the Company entered into an amendment to its credit agreement with the Bank of New York. Pursuant to the amendment, the Company borrowed an additional $2,550,000 from the Bank of New York. For a description of the material terms of the amendment, See Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant, set forth below.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 9, 2005, the Company, through its indirect wholly owned subsidiary, Answer Connecticut Acquisition Corp. (the "Buyer"), completed the acquisition of the operating assets of Answer Connecticut, Inc., a telephone answering service company located in Newington, CT and doing business as ACT Teleservices (the "Seller"), pursuant to an asset purchase agreement between Buyer, Seller and Thomas Gelbach, the Seller's sole owner. The assets purchased included the customer list, telephone equipment, accounts receivable and goodwill. The total purchase price for the assets was $3,088,922.60, consisting of (i) cash of $2,934,476.47, of which $2,316,691.95 was paid on December 9, 2005, $154,446.13 is payable in January 2006, with the balance of $463,338.39 to be paid on the one year anniversary of the consummation of the transaction, subject to indemnification claims, if any, and (ii) 25,914 shares of the Company's common stock, which were issued to the Seller's sole owner. In addition, the Seller may be entitled to additional payments based on the Buyer meeting certain financial thresholds over a three year period. A copy of the asset purchase agreement is attached hereto as Exhibit 10.1.

A copy of the Company's press release announcing the acquisition is attached hereto as Exhibit 99.1

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 9, 2005, the Company entered into an amendment to its credit agreement, dated May 20, 2005, with the Bank of New York (the "Bank"). Pursuant to the amendment, the Bank advanced the Company $3,000,000 pursuant to a term loan. The term loan is evidenced by a promissory note (the "Note"), which was issued in exchange for a previously outstanding term note with a principal balance of $450,000. The Note has a term of 5 years, bears interest at an annual rate of the lower of (a) LIBOR + 2.25%, or (b) the greater of the prime rate or the federal funds effective rate plus 0.5%, and is payable in sixty (60) equal monthly installments of $50,000 each. The Note may be accelerated upon the occurrence of an event of default (as defined in the credit agreement). A copy of the amendment to the credit agreement and the Note are attached hereto as Exhibits 10.2 and 10.3 respectively.

Item 3.02 Unregistered Sales of Equity Securities.

On December 9, 2005, the Company issued 25,914 shares of common stock to Thomas Gelbach, the sole owner of the Seller, in connection with the sale of the Seller's operating assets. The shares were issued in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, and in reliance on Mr. Gelbach's representations as to his status as an accredited investor, and that he was acquiring the shares for investment purposes and not with a view to any sale or distribution. In addition, the shares bore a 1933 Act restrictive legend.

Item 9.01. Financial Statements and Exhibits.

(a)  Financial statements of Business Acquired.

The financial statements required by this item will be filed by an amendment to this Current Report on Form 8-K within the time period permitted under Item 9.01(a)(4) of Form 8-K (but in any event not later than February 24, 2006).

(b) Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by an amendment to this Current Report on Form 8-K within the time period permitted by Item 9.01(b)(2) of Form 8-K (but in any event not later than February 24, 2006).

(c)  Exhibits.

No.	Description

10.1	Asset Purchase Agreement, dated December 9, 2005

10.2	Amendment No. 4 and Waiver to Credit Agreement, dated December 9, 2005

10.3	$3,000,000 Term Note, dated December 9, 2005

99.1	Press release announcing the purchase of the assets of Answer Connecticut, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN MEDICAL ALERT CORP.

Date: December 14, 2005	By:	/s/ Jack Rhian
Name: Jack Rhian
Title: President